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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of Earliest Event reported)
                                  May 19, 2000

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                             CAMPBELL RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                                     CANADA
                         (Jurisdiction of Incorporation)

                           Commission File No. 1-8488

                                      NONE
                      (I.R.S. Employer Identification No.)

                                   Suite 1910
                            120 Adelaide Street West
                                Toronto, Ontario
                                 Canada, M5H 1T1
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (416) 366-5201


                                   ----------

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)


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Item 1            Change in Control of Registrant

                  N/A

Item 2            Acquisition or Disposition of Assets

                  N/A

Item 3            Bankruptcy or Recievership

                  N/A

Item 4            Changes in Registrant's Certifying Accountants

                  N/A

Item 5            Other Events

                  Following shareholder approval, Campbell Resources Inc. filed Articles of Amendment effecting the one-for-ten-share consolidation.

                  Shareholders voted 113,973,684 or 95% of the votes cast in favour of the consolidation/reverse split with 5,918,788 votes cast against and 719,106 votes withheld. The shares are expected to commence trading on a post-consolidated basis on May 26, 2000.

                  As a result of the consolidation, Campbell Resources has approximately 15,720,000 shares outstanding. Conversion rights and options have been adjusted to reflect the consolidation/reverse split.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         CAMPBELL RESOURCES INC.




                                         Per:/s/"LORNA D. MACGILLIVRAY"
                                                -------------------------
                                                 Lorna D. MacGillivray
DATE:  May 19, 2000                              Vice President, Secretary and
       --------------                            General Counsel
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                             CAMPBELL RESOURCES INC.
                             FORM 8K - MAY 19, 2000

                                  EXHIBIT INDEX



                  4 Instruments defining rights of security holders, including indentures.

                           Articles of Amendment effecting a one-for-ten share consolidation/reverse split.